UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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The Taiwan Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy - Subject to Completion

THE TAIWAN FUND, INC.

c/o State Street Bank and Trust Company, P.O. Box 5049,

One Lincoln Street, Boston, Massachusetts 02111-5049

For questions about the Proxy Statement, please call (877) 864-5056

March 7, 2016

Dear Stockholder:

The Annual Meeting of Stockholders of The Taiwan Fund, Inc. (the “Fund”) will be held at 11:00 a.m., Eastern Time on Tuesday, April 19, 2016, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019. A Notice and Proxy Statement regarding the Meeting, proxy card for your vote, and postage prepaid envelope in which to return your proxy card are enclosed.

At the Meeting you, as a stockholder of the Fund, will be asked by the Board to vote on the election of six directors.

The Board of Directors recommends that you vote FOR the election of the six directors proposed by the Board.

M. Christopher Canavan, Jr., a director of the Fund since 2003, has chosen not to stand for re-election. The Board of Directors thanks him for his years of service to the Fund and wishes him well in retirement. The Board of Directors is pleased to announce that it has nominated Ms. Shelley Rigger to replace Mr. Canavan as a director of the Fund. Ms. Rigger is the Brown Professor of East Asian Studies at Davidson College. She is a recognized expert in Taiwan and Chinese politics and has written several books and numerous articles related to Taiwanese and Chinese history and business. Ms. Rigger’s nomination is a continuation of a process of turnover in Board membership in connection with the retirement, or anticipated retirement, of Board members. Through this process, the Board has sought: (i) to continue the practice, required by the Fund’s bylaws, of nominating only persons with significant knowledge of and experience with Taiwan; (ii) to gradually increase the diversity of the Board; (iii) to rotate Board membership so as to add fresh outlooks and perspectives; and (iv) to accomplish these objectives while ensuring appropriate levels of stability and continuity. Ms. Rigger’s nomination follows last year’s election of Chih Cheung as a director. Mr. Cheung has significant experience in Taiwan, Mainland China and cross-Strait economic and business environments.

Moritz Sell, a stockholder of the Fund, has notified the Fund that at the Meeting he intends to propose a different slate of six candidates for nomination for election to the Company’s Board of Directors and to propose an amendment to the provision in the Fund’s bylaws that specifies the qualifications required of a nominee for election as a director. In a letter dated February 22, 2016, we informed Mr. Sell that his proposal to elect his nominees as directors is not eligible for consideration at the Meeting, because his notice of that proposal did not comply with the Fund’s bylaws, and that none of the candidates nominated by him appear to meet the requirements for eligibility to be nominated as a director that are set forth in the Fund’s bylaws. In the same letter, we advised Mr. Sell that our Board of Directors has determined to recommend that the Fund’s stockholders vote against his bylaw amendment proposal. The Board of Directors believes that adoption of the bylaw amendment proposed by Mr. Sell could hinder the Fund’s compliance with the federal securities laws relating to audit committee financial experts and that the bylaw amendment proposed by Mr. Sell is grammatically incomplete. The Board of Directors also believes that a dilution in director qualification standards that would result from his bylaw amendment would be inconsistent with the best interests of the Fund and its stockholders. We have invited Mr. Sell to withdraw his proposal to amend the bylaws.

If Mr. Sell does not withdraw his proposal to amend the Fund’s bylaws, the Board of Directors recommends that you vote AGAINST the proposed amendment.

You may receive proxy solicitation materials from Mr. Sell, including an opposition proxy statement and proxy card. We strongly urge you NOT to sign or return any proxy cards sent by Mr. Sell. Any votes cast with respect to his proposal to nominate directors in a separate proxy statement from Mr. Sell will not be counted at the Meeting. However, shares represented by proxies solicited by Mr. Sell will be counted as present for purposes of determining the existence of a quorum if Mr. Sell or another person authorized by Mr. Sell’s proxy is present at the Meeting. If you have previously signed a proxy card from Mr. Sell, you can revoke the earlier proxy and vote for our nominees and on any other matter to be properly considered at the Meeting by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, or by authorizing your proxy electronically via the Internet using the Internet address on the proxy card or by telephone using the toll-free number on the proxy card.

Respectfully,
Joe O. Rogers
Chairman

STOCKHOLDERS ARE STRONGLY URGED TO VOTE BY TELEPHONE, BY INTERNET OR BY SIGNING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE A QUORUM AT THE MEETING.

THE TAIWAN FUND, INC.

Notice of the Annual Meeting of Stockholders

April 19, 2016

To the Stockholders of The Taiwan Fund, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of The Taiwan Fund, Inc. (the “Fund”) will be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on April 19, 2016 at 11:00 a.m., local time, for the following purposes:

(1)	To elect six directors to serve for the ensuing year;

(2)	If not withdrawn, to consider a stockholder proposal to amend the Fund’s bylaws; and

(3)	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 26, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to vote by telephone, by Internet or by completing, dating and signing the enclosed form of proxy and returning it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited by the Board of Directors of the Fund.

Moritz Sell, a stockholder of the Fund, has notified the Fund that, at the Meeting, he intends to propose a different slate of six candidates for nomination for election to the Company’s Board of Directors and to propose an amendment to the provision in the Fund’s bylaws that specifies the qualifications required of a nominee for election as a director. In a letter dated February 22, 2016, we informed Mr. Sell that his proposal to nominate six candidates for election as directors is not eligible for consideration at the Meeting, because his notice of that proposal did not comply with the Fund’s bylaws, and that none of the candidates nominated by him appear to meet the requirements for eligibility to be nominated as a director that are set forth in the Fund’s bylaws. In the same letter, we advised Mr. Sell that our Board of Directors has determined to recommend that the Fund’s stockholders vote against his bylaw amendment proposal. The Board of Directors believes that adoption of the bylaw amendment proposed by Mr. Sell could hinder the Fund’s compliance with the federal securities laws relating to audit committee financial experts and that the bylaw amendment proposed by Mr. Sell is grammatically incomplete. The Board of Directors also believes that a dilution in director qualification standards that would result from his bylaw amendment would be inconsistent with the best interests of the Fund and its stockholders. We have invited Mr. Sell to withdraw his proposal to amend the bylaws.

You may receive proxy solicitation materials from Mr. Sell, including an opposition proxy statement and proxy card. We strongly urge you NOT to sign or return any proxy cards sent by Mr. Sell. Any votes cast with respect to his proposal to nominate Directors in a separate proxy statement from Mr. Sell will not be counted at the Meeting. However, shares represented by proxies solicited by Mr. Sell will be counted as present for purposes of determining the existence of a quorum if Mr. Sell or another person authorized by Mr. Sell’s proxy is present at the Meeting. If you have previously signed a proxy card from Mr. Sell, you can revoke the earlier proxy and vote for our nominees and on any other matter to be properly considered at the Meeting by signing, dating and returning the enclosed white proxy card in the enclosed postage-paid envelope, or by authorizing your proxy electronically via the Internet using the Internet address on the proxy card or by telephone using the toll-free number on the proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING ON APRIL 19, 2016: This Notice and the Proxy Statement are available on the Internet at www.proxy-direct.com/twn-27574.

By order of the Board of Directors
BRIAN F. LINK
Secretary

March 7, 2016

Preliminary Proxy - Subject to Completion

PROXY STATEMENT

THE TAIWAN FUND, INC.

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Taiwan Fund, Inc. (the “Fund” or “Corporation”) for use at the Annual Meeting of Stockholders (the “Meeting”), to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on Tuesday, April 19, 2016 at 11:00 a.m., local time, and at any adjournments thereof.

This Proxy Statement and the form of proxy card are being mailed to stockholders on or about March 7, 2016. Any stockholder giving a proxy has the power to revoke it by executing a superseding proxy by phone, Internet or mail following the process described on the proxy card or by submitting a notice of revocation to the Fund prior to the date of the Meeting or in person at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for the election of the directors, as described in this Proxy Statement.

The presence in person or by proxy of stockholders entitled to cast one third of the votes entitled to be cast thereat constitutes a quorum at all meetings of the stockholders. For purposes of determining the presence of a quorum for transacting business at the Meeting, executed proxies returned without marking a vote on Proposal 1 will be treated as shares that are present for quorum purposes. Abstentions are included in the determination of the number of shares present at the Meeting for purposes of determining the presence of a quorum. If a stockholder is present in person or by proxy at the Meeting but does not cast a vote, the stockholder’s shares will count towards a quorum but will have no effect on Proposal 1 and, if Proposal 2 is not withdrawn, will have the effect of an “Against” vote on Proposal 2. In the event a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve are not received, holders of a majority of the stock present in person or by proxy have power to adjourn the meeting. The chairman of the Meeting may adjourn any meeting of stockholders from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the Meeting as originally notified. The Fund may set a subsequent record date and give notice of it to stockholders, in which case the meeting may be held not more than 120 days beyond the subsequent record date.

The Board of Directors has fixed the close of business on February 26, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding [8,224,331] shares of common stock.

Management of the Fund knows of no item of business other than the item mentioned in Proposal 1 and, if not withdrawn, Proposal 2 of the Notice of Meeting that will be eligible to be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended August 31, 2015 to any stockholder requesting such report. Requests for the annual report should be made in writing to The Taiwan Fund, Inc., c/o State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02111, Attention: Jonathan M. Leo, or by accessing the Fund’s website at www.thetaiwanfund.com or by calling (877) 864-5056.

IMPORTANT INFORMATION

The proxy statement discusses important matters affecting the Fund. Please take the time to read the proxy statement, and then cast your vote. You may obtain additional copies of the Notice of Meeting, Proxy Statement and form of proxy card by calling (877) 864-5056 or by accessing www.proxy-direct.com/twn-27574.

There are multiple ways to vote. Choose the method that is most convenient for you. To vote by telephone or Internet, follow the instructions provided on the proxy card. To vote by mail simply fill out the proxy card and return it in the enclosed postage-paid reply envelope. Please do not return your proxy card if you vote by telephone or Internet. To vote in person, attend the Meeting and cast your vote. The Meeting will be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019. To obtain directions to the Meeting, go to: www.cliffordchance.com, click on People & Places. Next, select New York from the menu under offices to see a map of the location. You may also obtain directions by calling 1-212-878-8000.

PROPOSAL 1 — ELECTION OF DIRECTORS

Persons named in the accompanying form of proxy intend in the absence of contrary instruction to vote all proxies for the election of the six nominees listed below as directors of the Fund to serve for the next year, or until their successors are elected and qualified. Each of the nominees for director has consented to be named in this Proxy Statement and to serve as a director of the Fund if elected. The Board of Directors of the Fund has no reason to believe that any of the nominees named below will become unavailable for election as a director, but if that should occur before the Annual Meeting for the Fund, the persons named as proxies in the proxy cards will vote for such persons as the Board of Directors of the Fund may recommend. None of the Directors is an “interested person” of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (each an “Independent Director”).

Information Concerning the Nominees

The following table sets forth certain information concerning each of the nominees as a director. Each nominee, with the exception of Ms. Rigger, is currently serving as a director of the Fund.

Name (Age) and Address of Directors or Nominees for Director	Position(s) Held with Fund	Director Since	Principal Occupation(s) or Employment During Past Five Years	Number of Funds in the Complex(1) Overseen by the Director or Nominee	Other Directorships/ Trusteeships in Publicly Held Companies
Joe O. Rogers (67) 2477 Foxwood Drive Chapel Hill, NC 27514	Director	1986	President, Roger International LLC (investment consultation) (2010-present); and Visiting Professor, Fudan University School of Management (2010-2012).	1	The China Fund, Inc.

Chih T. Cheung (45) C2 Capital Limited Unit 516-521 Floor 5, No. 691 Quxi Road Shanghai, China 200011	Director	2015	Managing Partner, C2 Capital Limited (investment firm) (2009-present).	1	None.

Name (Age) and Address of Directors or Nominees for Director	Position(s) Held with Fund	Director Since	Principal Occupation(s) or Employment During Past Five Years	Number of Funds in the Complex(1) Overseen by the Director or Nominee	Other Directorships/ Trusteeships in Publicly Held Companies
Michael F. Holland (71) 375 Park Avenue, Suite 2108 New York, New York 10152	Director	2007	Chairman, Holland & Company L.L.C. (investment adviser) (1995-present).	1	Director, The Holland Balanced Fund, Inc., Reaves Utility Income Fund, The China Fund, Inc. and Blackstone Funds; Co-Chair and Trustee, State Street Master and Institutional Funds.

William C. Kirby (65) Morgan Hall 167 Harvard Business School Boston, MA 02163	Director	2013	T. M. Chang Professor of China Studies (2006-present); Spangler Family Professor of Business Administration (2006-present); Chairman, Harvard China Fund (2006-present); Harvard University Distinguished Service Professor (2006-present); and Director, John K. Fairbank Center for Chinese Studies, Harvard University (2006-2014).	1	The China Fund, Inc. and Cabot Corporation.

Anthony Kai Yiu Lo (66) 2/F Hong Villa 12 Bowen Street Hong Kong	Director	2003	Chairman, Shanghai-Century Capital Ltd. (January 2009-present); and Chairman and Co-CEO, Shanghai Century Acquisition Inc. (January 2006-March 2009).	1	Director, Bosera China Fund plc.

Shelley Rigger (53) Davidson College Box 7018 Davidson, NC 28035-7018	Nominee for Director	N/A	Brown Professor of East Asian Politics, Davidson College (1993-present).	N/A	None

(1)	The term “Fund Complex” means two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for the purposes of investment and investor services.

Leadership Structure and Board of Directors

The Board has general oversight responsibility with respect to the business and affairs of the Fund. The Board is responsible for overseeing the operations of the Fund in accordance with the laws of Maryland, the provisions of the 1940 Act, other applicable laws and the Fund’s Articles of Incorporation. The Board is composed of six Independent Directors and one of the Independent Directors serves as Chairman of the Board.

Generally, the Board acts by majority vote of all of the Directors, including a majority vote of the Independent Directors if required by applicable law. The Fund’s day-to-day operations are currently managed by JF

International Management Inc. (the “Adviser”) and other service providers who have been approved by the Board. The Board meets periodically throughout the year to oversee the Fund’s activities, review contractual arrangements with service providers, oversee compliance with regulatory requirements and review performance. The Board has determined that its leadership structure is appropriate given the size of the Board, the fact that all of the Directors are not interested persons, and the nature of the Fund.

Mr. M. Christopher Canavan, Jr., currently a Director of the Fund, has chosen not to stand for re-election. The remaining existing Directors were selected to serve and continue, and Ms. Rigger was nominated to serve on the Board, based upon their skills, experience, judgment, analytical ability, diligence, ability to work effectively with other Directors and a commitment to the interests of stockholders and a demonstrated willingness to take an independent and questioning view of management. Each existing Director, other than Ms. Rigger, also has considerable familiarity with the Fund and State Street Bank and Trust Company (the “Administrator”), and its operations, as well as the special regulatory requirements governing registered investment companies and the special responsibilities of investment company directors, all as a result of his substantial prior service as a Director of the Fund and, in several cases, as a director of other investment companies. In addition to those qualifications, the following is a brief summary of the specific experience, qualifications or skills that led to the conclusion that as of the date of this proxy statement, each person identified below should serve as a Director for the Fund. References to the qualifications, attributes and skills of the Directors are pursuant to requirements of the Securities and Exchange Commission (“SEC”), and do not constitute a holding out by the Board or any Director as having any special expertise and should not be considered to impose any greater responsibility or liability on any such person or on the Board by reason thereof than the normal responsibility and liability of an investment company board member or board. As required by rules the SEC has adopted under the 1940 Act, the Fund’s Independent Directors select and nominate all candidates for Independent Director positions.

Joe O. Rogers. Mr. Rogers has served as a Director of the Fund since the Fund’s inception in 1986. He has provided business and investment consulting services for over 30 years. Mr. Roger’s experience includes service as the president, vice president or partner in business and investment consulting firms including Rogers International LLC, PHH Asia Corporation and PHH Fantus Consulting. He served as the U.S. Ambassador to the Asian Development Bank under President Ronald Reagan. Mr. Rogers also served the U.S. House of Representatives in various capacities including Executive Director and International Relations Counselor of the Republican Conference and served as the chief economist and budget advisor to Senator William Armstrong. He has lectured on economics and finance at various U.S. based and internationally based universities and served as a Visiting Professor of Finance at Fudan University in Shanghai from 2010 to 2012. Mr. Rogers also serves on the board of another listed company.

Chih T. Cheung. Mr. Cheung has served as a Director of the Fund since 2015. He is the Managing Partner of C2 Capital Limited, an investment firm dedicated to investing in local Chinese emerging growth companies and to partnering with leading global companies to establish their presence in China. He is also a board member of Reliable Source Industrial Company Limited, a leading apparel manufacturing company with the head office in Taipei and factories in China, Cambodia, Bangladesh, Indonesia and Vietnam and is on the advisory board of the Harvard China Fund. Previously, Mr. Cheung was the Managing Partner of Staples Asia Investment Limited, a subsidiary of Staples, Inc. He was also a senior advisor in the Office of the Chairman of Chinatrust Commercial Bank and based in Taipei.

Michael F. Holland. Mr. Holland has served as a Director of the Fund since 2007. He has worked in the investment management industry for over 40 years. Mr. Holland’s experience includes service as the Chairman of Holland & Company LLC, which he founded in 1995, and as the chief executive officer, chairman or vice chairman of major U.S. asset management firms including Salomon Brothers Asset Management, First Boston Asset Management and Oppenheimer & Co., Inc. He is a regular guest on several financial television programs and is regularly quoted in leading financial publications. Mr. Holland also serves on the boards of other charitable and listed companies.

William C. Kirby. Mr. Kirby has served as a Director of the Fund since 2013. He is T. M. Chang Professor of China Studies at Harvard University and Spangler Family Professor of Business Administration at Harvard Business School. Mr. Kirby is a historian of modern China, whose work examines China’s business, economic and political development in an international context. He has served the academic community for over 30 years.

Mr. Kirby joined Harvard University in 1992, where he currently serves various positions including Chairman of the Harvard China Fund. He has also served as the Director of the John K. Fairbank Center for Chinese Studies, Dean of the Faculty of Arts and Sciences, Chair of the Council on East Asian Studies and the Director of the National Resource Center for East Asia for Harvard University. Prior to joining Harvard University, Mr. Kirby served as the Dean of the Faculty of Arts and Sciences, Director of Asian Studies and Director of International Affairs at Washington University. Mr. Kirby has published numerous books and articles related to Chinese business and history.

Anthony Kai Yiu Lo. Mr. Lo has served as a Director of the Fund since 2003. He has worked in the investment management and investment banking industry for over 30 years. Mr. Lo’s experience includes service as the founding Chairman and Co-CEO of Shanghai Century Acquisition Corporation, which was listed on the American Stock Exchange. His experience also includes his role as founder of Advantage Limited and Suez Asia Capital Management Co. Ltd. and his service as a managing director of ABN Amro Asia Ltd., HG Asia Ltd. and Schroders Asia Ltd. Mr. Lo also serves on the boards and audit committees of other companies publicly listed in Hong Kong and on the NASDAQ.

Shelley Rigger. Ms. Rigger is a nominee for Director of the Fund. She has been the Brown Professor of East Asian Studies at Davidson College since 1993. Ms. Rigger has been a visiting Associate Professor at Fudan University’s School of International Relations and Public Administration in Shanghai. She has also been a visiting Research Scholar at National Chengchi University in Taiwan for the Institute for International Relations. Ms. Rigger graduated magna cum laude from Princeton University’s Woodrow Wilson School of Public and International Affairs. She also holds a Ph.D. from Harvard University’s Department of Government with fields of specialization in comparative politics, Chinese politics, American politics and government and political anthropology. Ms. Rigger has published several books and numerous articles related to Taiwanese and Chinese history and business.

The Fund does not have a policy regarding Board member’s attendance at the Annual Meeting of Stockholders. However, three of the five then Directors attended the 2015 Annual Meeting of Stockholders.

The Board of Directors of the Fund held four regular meetings and two special meetings during the fiscal year ended August 31, 2015. For the fiscal year ended August 31, 2015, each Director attended at least seventy-five percent of the aggregate number of meetings held during the fiscal year of the Board and of any committee on which he served.

Audit Committee. The Fund’s Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is responsible for reviewing financial and accounting matters. The Fund’s Audit Committee is composed of directors who are independent (as defined in the New York Stock Exchange, Inc. (“NYSE”) listing standards, as may be modified or supplemented) and not interested persons of the Fund (as defined in Section 2(a)(19) of the 1940 Act) and its actions are governed by the Fund’s Audit Committee Charter, which is posted on the Fund’s website (www.thetaiwanfund.com). The current members of the Audit Committee are Messrs. Canavan, Holland and Lo. The Audit Committee convened four times during the fiscal year ended August 31, 2015. The Fund’s Board of Directors has designated Mr. Canavan, an independent director, as the audit committee financial expert. Effective April 19, 2016, the Fund’s Board of Directors designated Mr. Cheung, an independent director, as the Fund’s audit committee financial expert.

Nominating Committee. The Fund’s Board of Directors has a Nominating Committee, which is responsible for recommending individuals to the Board for nomination as members of the Board and its Committees. The Fund’s Nominating Committee is composed of directors who are independent as independence is defined in the NYSE’s listing standards, as may be modified or supplemented, and are not interested persons of the Fund (as defined in Section 2(a)(19) of the 1940 Act) and its actions are governed by the Fund’s Nominating Committee Charter, which is posted on the Fund’s website (www.thetaiwanfund.com). Currently, the Nominating Committee does not consider nominees recommended by the stockholders. The Nominating Committee believes that it is not necessary to have such a policy because the Board has had no difficulty identifying qualified candidates to serve as directors. The Nominating Committee evaluates a candidate’s qualifications for Board membership and the candidate’s independence from the Fund’s advisers and other principal service providers. The Nominating

Committee does not have specific minimum qualifications that must be met by candidates recommended by the Nominating Committee and there is not a specific process for identifying such candidates. In nominating candidates, the Nominating Committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses or other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, requirements of the NYSE and the SEC to maintain a minimum number of independent or non-interested directors, requirements of the SEC as to disclosure regarding persons designated as having financial expertise on the Fund’s audit committee and the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board. The Committee believes the Board generally benefits from diversity of background, experience and views among its members, and considers this a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard. The current members of the Nominating Committee are Messrs. Cheung, Kirby and Lo. The Nominating Committee convened four times during the fiscal year ended August 31, 2015.

Valuation Committee. The Fund’s Board of Directors has a Valuation Committee which is responsible for establishing and monitoring policies and procedures reasonably designed to ensure that the Fund’s assets are valued appropriately, objectively and timely, reflecting current market conditions. The current Directors who are members of the Valuation Committee are Messrs. Canavan, Holland and Rogers. The Valuation Committee met once during the fiscal year ended August 31, 2015.

Share Repurchase Program Committee. The Fund’s Board of Directors has a Share Repurchase Program Committee which is responsible for overseeing and evaluating the Fund’s program to repurchase its shares on the market. The current members of the Share Repurchase Program Committee are Messrs. Rogers, Kirby and Cheung. The Share Repurchase Program Committee met four times during the fiscal year ended August 31, 2015.

Risk Oversight

The day-to-day operations of the Fund, including the management of risk, are performed by third party service providers, such as the Fund’s Adviser and Administrator. The Directors are responsible for overseeing the Fund’s service providers and thus have oversight responsibilities with respect to risk management performed by those service providers. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, stockholder services, investment performance or reputation of the Fund. The Fund and its service providers employ a variety of processes, procedures and controls to identify certain of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur.

Not all risks that may affect the Fund can be identified nor can controls be developed to eliminate or mitigate their occurrence or effects. It may not be practical or cost effective to eliminate or mitigate certain risks, the processes and controls employed to address certain risks may be limited in their effectiveness, and some risks are simply beyond the reasonable control of the Fund or the Adviser or other service providers. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals. As a result of the foregoing and other factors, the Fund’s ability to manage risk is subject to substantial limitations.

Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and Committee activities. As part of its regular oversight of the Fund, the Board, directly or through a Committee, interacts with and reviews reports from, among others the Fund’s Adviser, the Fund’s Administrator, the Fund’s chief compliance officer and its independent registered public accounting firm, as appropriate, regarding risks faced by the Fund. The Board is responsible for overseeing the nature, extent and quality of the services provided to the Fund by the Adviser and receives information about those services at its regular meetings. In addition, on an annual basis, in connection with its consideration of whether to renew the Advisory Agreement, the Board meets with the Adviser to review the services provided. Among other things, the Board regularly considers the Adviser’s adherence to the Fund’s investment restrictions and compliance with various Fund policies and procedures and with applicable securities regulations. The Board has appointed a chief compliance officer who oversees the implementation and testing of the Fund’s compliance program and reports to the Board regarding compliance matters for the Fund and its service providers. The Board, with the assistance of the Adviser, reviews investment policies and risks in connection with its review of the Fund’s performance. In addition, as part of the Board’s oversight of the Fund’s advisory and other service provider agreements, the Board may periodically consider risk management aspects of their operations and the functions for which they are responsible.

Stockholder Communications

Stockholders may send communications to the Fund’s Board of Directors by addressing the communication directly to the Board (or individual Board members) and/or clearly indicating that the communication is for the Board (or individual Board members). The communication may be sent to either the Fund’s office or directly to such Board member(s) at the address specified for each Director above. Other stockholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Fund’s officers and Directors, and beneficial owners of more than ten percent of a registered class of the Fund’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, Inc. The Fund believes that its officers and Directors have complied with all applicable filing requirements for the fiscal year ended August 31, 2015. Section 30(h) of the 1940 Act extends the reporting requirements under Section 16(a) of the 1934 Act to the Fund’s Adviser and the officers and directors of such Adviser.

Officers of the Fund

The following table provides information concerning each of the officers of the Fund.

Name, Address, and Age	Position(s) held with the Fund	Since	Principal Occupation(s) or Employment During Past Five Years
Simon J. Crinage (59) J.P. Morgan Asset Management 60 Victoria Embankment London EC4Y 0JP United Kingdom	President	2014	Head of J.P. Morgan Asset Management’s Closed-End Fund Business.

Patrick Keniston (52) Foreside Compliance Services, LLC Three Canal Plaza, Suite 100 Portland, ME 04101	Chief Compliance Officer	April 2015	Director of Foreside Compliance Services LLC, (October 2008-present); Counsel, Citi Fund Services (March 2005-October 2008).

William C. Cox (49) Foreside Management Services, LLC 10 High Street, Suite 302 Boston, MA 02110	Treasurer	2013	Fund Principal Financial Officer, Foreside Financial Group, LLC, 2013 to present; Vice President, State Street Corporation, 1997 to 2012.

Brian F. Link (43) 100 Huntington Avenue CPH 0326 Boston, MA 02116	Secretary	2014	Vice President and Managing Counsel, State Street Bank and Trust Company (2007-present).

Ownership of Securities

The following table sets forth information regarding the ownership of securities in the Fund by the nominees for Director. Each of the nominees, except Ms. Rigger, is also currently a Director of the Fund.

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(2)
Current Directors and Nominees
M. Christopher Canavan, Jr.(1)	$1-$10,000	$1-$10,000
Chih T. Cheung	None	None
Michael F. Holland	$10,001-$50,000	$10,001-$50,000
William C. Kirby	$10,001-$50,000	$10,001-$50,000
Anthony Kai Yiu Lo	None	None
Joe O. Rogers	$50,001-$100,000	$50,001-$100,000
Shelley Rigger	None	None

(1)	Mr. Canavan, Jr. has chosen not to stand for re-election.
(2)	The term “Family of Investment Companies” means two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for the purposes of investment and investor services. The Fund is the only investment company in the Family of Investment Companies.

No director or nominee for election as director who is not an interested person of the Fund, or any immediate family member of such person, owns securities in the Adviser, or a person directly or indirectly controlling, controlled by, or under common control with the Adviser.

Transactions with and Remuneration of Officers and Directors

The aggregate remuneration, including expenses relating to attendance at board meetings reimbursed by the Fund, paid in cash to Directors not affiliated with the Adviser was $363,459 during the fiscal year ended August 31, 2015. The Fund currently pays each Director that is not affiliated with the Adviser an annual fee of $20,000 plus $2,500 for each Board meeting and committee meeting attended and the Chairman an additional $10,000 a year for his service as Chairman of the Board.

The following table sets forth the aggregate compensation from the Fund paid to each director during the fiscal year ended August 31, 2015, as well as the total compensation earned by each director from the Fund Complex.

Name of Director	Aggregate Compensation From Fund(4)	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid To Directors(5)
M. Christopher Canavan, Jr.(1)	$55,000	—	—	$55,000
Chih T. Cheung	$17,500	—	—	$17,500
Michael F. Holland	$45,000	—	—	$45,000
William C. Kirby	$55,000	—	—	$55,000
Lawrence A. Kudlow(2)	$15,000	—	—	$15,000
Anthony Kai Yiu Lo	$55,000	—	—	$55,000
Joe O. Rogers	$62,500	—	—	$62,500
Shelley Rigger(3)	None			None

(1)	Mr. Canavan, Jr. has chosen not to stand for re-election.
(2)	Mr. Kudlow resigned from the Board on October 23, 2015.
(3)	Ms. Rigger did not serve as a Director during the fiscal year ended August 31, 2015.
(4)	Includes compensation paid to Directors by the Fund. The Fund’s Directors did not receive any pension or retirement benefits as compensation for their service as Directors of the Fund.
(5)	There is one fund in the Fund Complex overseen by the Directors.

Required Vote

Election of the listed nominees for Director requires the affirmative vote of the holders of a majority of the shares of common stock of the Fund cast at the Meeting. Pursuant to the Fund’s By-Laws, any Director who is nominated for re-election at the Meeting and is not re-elected at the Meeting will be deemed to have tendered to the Board of Directors his resignation as a Director, with such resignation to take effect 30 days after the date of the Meeting unless the Board of Directors unanimously decides to reject that Director’s tender of resignation, in which case the Director will continue in office until his death, resignation or removal or until his successor shall have been elected and shall have been qualified.

Moritz Sell, a stockholder of the Fund, has notified the Fund that, at the Meeting, he intends to propose a different slate of six candidates for nomination for election to the Company’s Board of Directors. We have informed Mr. Sell that his proposal to nominate six candidates for election as directors is not eligible for consideration at the Meeting, because his notice of that proposal did not comply with the Fund’s bylaws and that none of the candidates nominated by him meet the requirements for eligibility to be nominated as a director that are set forth in the Fund’s bylaws. The Fund believes that, because of the deficiencies in Mr. Sell’s purported nomination of candidates for election as directors, any attempt to act at the Meeting on his proposal to elect those nominees will be legally ineffective.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE SIX NOMINEES FOR DIRECTORS NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2 – STOCKHOLDER PROPOSAL TO AMEND THE BYLAWS

Moritz Sell has notified the Fund of his intention to submit a proposal at the Meeting to amend the bylaws of the Fund by replacing Section 3.12 of the bylaws in its entirety. The bylaw provision currently in effect and the bylaw amendment proposed by Mr. Sell are set out in Appendix A. The proposed amendment would change the provision in the bylaws setting forth qualifications for Directors of the Fund in four respects: 1) the proposed amendment would eliminate the requirement that a Director of the Fund have significant experience in business, investment, economic or political matters of Taiwan or Asia (“Relevant Experience and Regional Knowledge”); 2) the proposed amendment would not permit a Director who has served for more than ten years to be nominated for re-election; 3) the proposed amendment would alter the portion of the qualification bylaw regarding an “audit committee financial expert”; and 4) the proposed amendment would remove a conflict of interest provision. The Fund has invited Mr. Sell to withdraw his bylaw amendment proposal. For the reasons set out below, the Board of Directors believes that each of these four changes would be inconsistent with the best interests of the Fund and it stockholders. Accordingly, the Board of Directors urges you to vote AGAINST Mr. Sell’s bylaw amendment proposal.

The Board of Directors believes that the dilution in director qualification standards that has been proposed by Mr. Sell would be inconsistent with the best interests of the Fund and its stockholders. The Board of Directors believes that the Relevant Experience and Regional Knowledge requirement that presently is contained in the Fund’s bylaws has served the Fund well by maintaining a Board that is well attuned to the nuances of financial, economic and political matters in Taiwan. Elimination of this requirement could result in a Board with little or no experience in or knowledge of these matters. This would have been the case, for example, if the candidates that Mr. Sell attempted to nominate for election to the Board of Directors had been validly nominated and then were elected.

Similarly, the Board of Directors believes that it would be inconsistent with the best interests of the Fund and its stockholders to automatically bar a Director who has served for more than ten years from being nominated for re-election, as would be the case if the bylaw amendment proposed by Mr. Sell were adopted. Such a provision would cause the Fund to lose the continuity of institutional knowledge and experience provided by a longer-tenured Director. The Board of Directors accepts that rotation of the Fund’s board composition over time can be appropriate, but that such rotation should be accomplished in a thoughtful, orderly, fact-based way instead of by means of inflexible, automatic disqualification provisions.

Eliminating the conflict of interest provision to the bylaws would permit persons who have significant interests that may not be consistent with the Fund’s interests to serve on the Board. The Board of Directors believes this would not serve the interests of the Fund or its stockholders.

The Board of Directors believes that Mr. Sell’s proposal to alter the portion of the qualification bylaw dealing with an audit committee financial expert could hinder the Fund’s compliance with the federal securities laws by preventing the Fund’s Board of Directors from exercising its discretion to determine which of its members is designated as an audit committee financial expert. In addition, the proposed amendment is grammatically incomplete. For these reasons, the Board does not believe it is appropriate for the Fund’s bylaws to contain such a provision.

Approval of the proposed bylaw amendment requires approval of the holders of a majority of the shares present at the Meeting and eligible to vote.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE “AGAINST” THE BYLAW AMENDMENT PROPOSED BY MR. SELL.

GENERAL INFORMATION

Investment Adviser

JF International Management Inc. acts as the Investment Adviser to the Fund pursuant to an Investment Advisory Agreement between the Investment Adviser and the Fund. The principal business address of the Investment Adviser is 21st Floor - Chater House, 8 Connaught Road, Central, Hong Kong.

Fund Administration

State Street Bank and Trust Company acts as Administrator to the Fund pursuant to an Administration Agreement between the Administrator and the Fund. The principal business address of the Administrator is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

Independent Registered Public Accounting Firm

Tait Weller serves as the Fund’s independent registered public accounting firm, auditing and reporting on the annual financial statements of the Fund and reviewing certain regulatory reports and the Fund’s federal income tax returns. Tait Weller also performs other professional audit and certain allowable non-audit services, including tax services, when the Fund engages it to do so. Representatives of Tait Weller are not expected to be available at the Meeting.

The engagement of Tait Weller as the Fund’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors and ratified by the full Board of Directors.

Audit Fees. For the fiscal years ended August 31, 2015 and August 31, 2014, Tait Weller billed the Fund aggregate fees of US$52,500 and US$52,000, respectively, for professional services rendered for the audit of the Fund’s annual financial statements and review of financial statements included in the Fund’s annual report to stockholders.

Audit-Related Fees. For the fiscal years ended August 31, 2015 and August 31, 2014, Tait Weller billed the Fund aggregate fees of US$7,000 and US$6,800, respectively, for assurances and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported under the section Audit Fees above. Audit-Related Fees represent procedures applied to the semi-annual financial statement amounts (reading the semi-annual report and valuation and existence procedures on investments) as requested by the Fund’s Audit Committee.

Tax Fees. For the fiscal years ended August 31, 2015 and August 31, 2014, Tait Weller billed the Fund aggregate fees of US$13,200 and US$13,200, respectively, for professional services rendered for tax compliance, tax advice, and tax planning. The nature of the services comprising the Tax Fees was the review of the Fund’s income tax returns and tax distribution requirements.

All Other Fees. For the fiscal years ended August 31, 2015 and August 31, 2014, Tait Weller did not bill the Fund any fees for products and services other than those disclosed above.

The Fund’s Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Fund by the Fund’s independent registered public accounting firm; provided, however, that the pre-approval requirement with respect to non-auditing services to the Fund may be waived consistent with the exceptions provided for in the Exchange Act. All of the audit and tax services described above for which Tait Weller billed the Fund fees for the fiscal years ended August 31, 2015 and August 31, 2014 were pre-approved by the Audit Committee. For the fiscal years ended August 31, 2015 and August 31, 2014, the Fund’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be provided to the Fund by Tait Weller.

Tait Weller did not bill any non-audit fees for services rendered to the Fund’s then investment adviser, or any entity controlling, controlled by, or under the common control with the Adviser that provides ongoing services to the Fund, for the fiscal years ended August 31, 2015 and August 31, 2014.

Audit Committee Report

The Audit Committee has reviewed and discussed the Fund’s audited financial statements for the fiscal year ended August 31, 2015 with management of the Fund and with Tait Weller, and has discussed with Tait Weller the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Standard No. 16 (Communication with Audit Committees), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter on auditor independence from Tait Weller required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), as may be modified or supplemented, and has discussed with Tait Weller its independence. Based on the Audit Committee’s review and discussions referred to in the two preceding sentences, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund for the fiscal year ended August 31, 2015 be included in its annual report to stockholders and the Fund’s annual report filed with the SEC.

M. Christopher Canavan, Jr., Chairman of the Audit Committee

Anthony Kai Yiu Lo, Member of the Audit Committee

Michael F. Holland, Member of the Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is information with respect to persons who are registered as beneficial owners of more than 5% of the Fund’s outstanding shares as of February 26, 2016.

Title Of Class	Name and Address	Shares	Percent of Class
Common Stock	CEDE & CO Bowling Green STN P. O. Box 20 New York, NY 10274-0020	[8,188,895]	[99.57	]%

The shares held by Cede & Co. include the accounts set forth below. This information is based on publicly available information such as Schedule 13D and 13G disclosures filed with the SEC or other similar regulatory filings from foreign jurisdictions.

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	City of London 77 Gracechurch Street, London England EC3V OAS	Has shared power to vote and dispose of [2,658,273] shares	[32.3	]%

Common Stock	Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112	Has sole power to vote and dispose of [1,890,213] shares	[23.0	]%

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile or other electronic means, by officers of the Fund or personnel of the Administrator. The Fund has retained AST Fund Solutions LLC to assist in the proxy solicitation. The total cost of proxy solicitation services, including legal and printing fees, is estimated at $7,500, plus out-of-pocket expenses. The expenses connected with the solicitation of proxies including proxies solicited by the Fund’s officers or agents in person, by telephone or by facsimile or other electronic means will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

In the event that sufficient votes in favor of Proposal 1 set forth in the Notice of this Meeting are not received by April 19, 2016, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1. They will vote against any such adjournment those proxies required to be voted against Proposal 1. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

You may receive proxy solicitation materials from Mr. Sell, including an opposition proxy statement and proxy card. The Board of Directors has determined that Mr. Sell’s proposal to nominate directors is not eligible for consideration at the Meeting, as his proposals were not submitted to the Company in accordance with the Company’s bylaws.

STOCKHOLDER PROPOSALS

In order to submit a stockholder proposal to be considered for inclusion in the Fund’s proxy statement for the Fund’s 2017 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The Taiwan Fund Inc., c/o Secretary of the Fund/State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02111-5049) not later than November 7, 2016. Any stockholder who desires to bring a proposal at the Fund’s 2016 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement, must deliver written notice thereof to the Secretary of the Fund (addressed to The Taiwan Fund, Inc., c/o Secretary off the Fund/State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02111-5049), not before January 19, 2017 and not later than February 18, 2017.

By order of the Board of Directors,
Brian F. Link
Secretary
The Taiwan Fund, Inc.
c/o State Street Bank and Trust Company
P.O. Box 5049
One Lincoln Street,
March 7, 2016	Boston, Massachusetts 02111

APPENDIX A

Bylaw provision currently in effect:

Section 3.12 Qualifications. Directors need not be stockholders. Each Director shall hold office until the earlier of: (a) the expiration of his term and his or her successor shall have been elected and qualifies, (b) his or her death, (c) his or her resignation or (d) his or her removal. To be eligible for nomination as a director a person must, at the time of such person’s nomination, have Relevant Experience and Regional Knowledge (as defined below) and must not have any Conflict of Interest (as defined below). Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Board of Directors in its sole discretion. “Relevant Experience and Regional Knowledge” means experience in business, investment, economic or political matters of Taiwan or Asia through service (1) for 10 of the past 20 years as an executive officer, director or partner of a financial, industrial or investment management business headquartered in Asia or involving supervision of Asian business operations or investments, that has annual revenues or assets under management, of at least the equivalent of U.S. $500 million; (2) for 5 of the past 10 years as a director (or the equivalent) of one or more investment businesses or vehicles (including this Corporation) a principal focus of which is investment in Taiwan; (3) as a current director or senior officer of an investment manager or adviser of the Corporation, or of any entity controlling or under common control with an investment manager or adviser of the Corporation; (4) for 5 of the past 10 years as a senior official (including ambassador or minister) in the national government, a government agency or the central bank of Taiwan or the United States, in a major supranational agency or organization of which Taiwan or the United States is a member, in a leading international trade organization relating to Asia or the United States, or in the Asian Development Bank, in each case in the area of finance, economics, trade or foreign relations and where the individual was substantially involved with matters relating to Asia; or (5) for 5 of the past 10 years as a professor of finance, economics, trade or foreign relations at, or member of a board of trustees or directors of, a university in Taiwan or the United States and where the individual was substantially involved with matters relating to Asia. In addition, a proposed nominee shall be deemed to have Relevant Experience and Regional Knowledge if he or she qualifies as an Audit Committee Financial Expert as defined in Item 3 of Securities and Exchange Commission Form N-CSR, and if there is not at that time another member of the Board of Directors, who is also a member of the Audit Committee, who qualifies as an Audit Committee Financial Expert. “Conflict of Interest” means the presence of a conflict with the interests of the Corporation or its operations through any of the following: (1) current position as a director, officer, partner (other than a limited partner) or employee of another investment vehicle a significant (i.e., 50% or more of total assets) focus of which is securities of Taiwanese companies or securities principally traded in Taiwan markets and that does not have the same investment adviser as the Corporation or an investment adviser affiliated with an investment adviser of the Corporation; (2) current position as a director, officer, partner (other than a limited partner) or employee of the sponsor or equivalent of an investment vehicle described in the previous point; or (3) current position as an official of a governmental agency or self-regulatory body having responsibility for regulating the Corporation or the markets in which it proposes to invest.

Replacement bylaw provision proposed by Mr. Sell:

Section 3.12 Qualifications. Directors need not be stockholders. Each Director shall hold office until the earlier of: (a) the expiration of his term and his or her successor shall have been elected and qualifies, (b) his or her death, (c) his or her resignation or (d) his or her removal.

To be eligible for nomination as a director a person must, at the time of such person’s nomination, have served for less than ten years as a director of the Company.

In addition, a proposed nominee shall be deemed to [sic] an Audit Committee Financial Expert if he or she qualifies as an Audit Committee Financial Expert as defined in Item 3 of Securities and Exchange Commission Form N-CSR.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:
VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours
VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours
VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope
VOTE IN PERSON Attend Stockholder Meeting 31 West 52nd Street New York, NY 10019 on April 19, 2016

Please detach at perforation before mailing.

PROXY	THE TAIWAN FUND, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2016	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Joe O. Rogers and Brian F. Link, and each of them, the proxies of the undersigned, with full power of substitution to each of them, to vote all shares of The Taiwan Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Taiwan Fund, Inc. to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on Tuesday, April 19, 2016 at 11:00 a.m., local time, and at any adjournments thereof, (i) unless otherwise specified in the boxes provided on the reverse side hereof, for the election of the directors named on the reverse side, (ii) unless otherwise specified on the reverse side hereof, against a stockholder proposal to amend the Fund’s bylaws and (iii) in their discretion, on any other business which may properly come before the meeting or any adjournments thereof. The undersigned hereby revokes all proxies with respect to such shares heretofore given. The undersigned acknowledges receipt of the Proxy Statement dated March 7, 2016.

This proxy, when properly executed, will be voted in the manner directed herein and, absent direction will be voted “FOR” the election of the named directors and “AGAINST” the stockholder proposal to amend the Fund’s bylaws.

VOTE VIA THE INTERNET:	www.proxy-direct.com
VOTE VIA TELEPHONE:	1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

Signature and Title, if applicable

Signature (if held jointly)

Date	TWN_27574_021916

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on April 19, 2016.

The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/twn-27574

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED

1.	Election of Directors:
				FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	01. Joe O. Rogers*	02. Michael F. Holland*	03. William C. Kirby*	☐	☐	☐
	04. Anthony Kai Yiu Lo*	05. Chih T. Cheung*	06. Shelley Rigger*
*Each to serve as a director of The Taiwan Fund, Inc. for the next year or until his successor is elected and qualified.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box
“FOR ALL EXCEPT” and write the nominee’s number on the line provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL TO AMEND THE BYLAWS
				FOR	AGAINST	ABSTAIN
2.	If not withdrawn, Approval of a Stockholder Proposal to Amend the Fund’s Bylaws.			☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE

TWN_27574_021916